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                                                                     EXHIBIT 1.1








                                3,377,333 Shares


                          HASTINGS ENTERTAINMENT, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                               June ______, 1998




SMITH BARNEY INC.
A.G. EDWARDS & SONS, INC.
FURMAN SELZ LLC


   As Representatives of the Several Underwriters

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York 10013

Dear Sirs:


         Hastings Entertainment, Inc., a Texas corporation (the "Company"), proposes to issue and sell an aggregate of 3,084,000 shares of its common stock, $0.01 par value per share, to the several Underwriters named in Schedule II hereto (the "Underwriters"), and the Estate of Sam Marmaduke (the "Selling Shareholder") proposes to sell to the several Underwriters an aggregate of 293,333 shares of common stock of the Company. The Company and the Selling Shareholder are hereinafter sometimes referred to as the "Sellers". The Company's common stock, $0.01 par value, is hereinafter referred to as the "Common Stock" and the 3,084,000 shares of Common Stock to be issued and sold to the Underwriters by the Company and the 293,333 shares of Common Stock to be sold to the Underwriters by the Selling Shareholder are hereinafter referred to as the "Firm Shares". The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 506,600 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".


         The Company and the Selling Shareholder wish to confirm as follows their respective agreements with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder



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(collectively, the "Act"), a registration statement on Form S-1 under the Act
(the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.


         2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[________] per Share (the "purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholder.



         Subject to such adjustments as you may determine in order to avoid fractional shares, the Selling Shareholder hereby agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder at the purchase price per share that number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be sold by the Selling Shareholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholder.


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





         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time (but not more than once) prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 506,600 Additional Shares from the Company. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion that the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto ( or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholder.





         3. Terms of Public Offering. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.


         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Locke Purnell Rain Harrell (A Professional Corporation), 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, at 10:00 A.M., New York City time, on [______________], 1998 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Selling Shareholder.



         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Locke Purnell Rain Harrell at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than five business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Selling Shareholder of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares; provided that any Option Closing Date not occurring on the Closing Date shall occur no earlier than the third business day following the Closing Date, unless otherwise agreed by the parties hereto. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you, the Company and the Selling Shareholder.



         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for



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inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer to the appropriate Seller(s) in immediately available funds.


         5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.


                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law; (iv) when the Registration Statement and any amendments thereto become effective; (v) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus; and (vi) of the receipt of any comments from the Commission. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.



                  (c) The Company will furnish to you, without charge, three signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.



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                  (d) The Company will not (i) file any amendment to the
Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.



                  (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.



                  (f) As soon after the execution and delivery of this Agreement as practicable and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph
(d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.


                  (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified

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or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.


                  (i) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.



                  (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.


                  (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

                  (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.


                  (m) During the period of 180 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, pledge, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, directly or indirectly, any shares of Common Stock or other capital stock of the Company (or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such other capital stock) or publicly disclose the intention to make any such disposition or transfer, except for the Company's sale of Shares hereunder, the Company's issuance of Common Stock upon the exercise of presently outstanding stock options, or the Company's grant of stock options or other rights under the Amended 1996 Incentive Stock Plan, the 1991 Stock Option Plan, the 1994 Stock Option Plan, the Hastings Entertainment, Inc. Associates' 401(k) Plan and Trust, the Associate Stock Ownership Plan, the Corporate Officer Incentive Plan, the Management Incentive Plan, the Salary Incentive Plan or the Management Stock Purchase Plan to its officers, directors and employees.



                  (n) The Company has obtained and delivered to you agreements executed and delivered by each of its officers and directors and such of its shareholders as have been heretofore


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designated by you and listed on Schedule II attached hereto all in form and substance satisfactory to you to the effect that during the period of 180 days from the date of the Prospectus, such persons will not, without your prior written consent (i) issue, sell, offer or agree to sell, pledge, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, directly or indirectly, any shares of Common Stock or other capital stock of the Company (or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such other capital stock) or publicly disclose the intention to make any such disposition or transfer or (ii) enter into any hedging, swap or other arrangement that transfers all or a portion of the economic consequences associated with the beneficial ownership of any Common Stock or other capital stock of the Company.


                  (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (p) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the registration statement.


                  (q) During the 180-day period after the Closing Date, the Company shall use reasonable efforts to cause any person who exercises an option, warrant or right of any character that obligates the Company to issue shares of Common Stock to such person to enter into an agreement substantially similar to that required by paragraph (n) above for the remainder of such 180-day period if the exercise of such option, warrant or right results in such person beneficially owning more than 1% of the Common Stock outstanding immediately after the Closing Date and such person has not previously entered into such an agreement pursuant to paragraph (n) above.


         6. Agreements of the Selling Shareholder. The Selling Shareholder agrees with the several Underwriters as follows:

                  (a) Such Selling Shareholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

                  (b) Such Selling Shareholder will pay all Federal and other taxes, if any on the transfer or sale of the Shares being sold by the Selling Shareholder to the Underwriters.


                  (c) Such Selling Shareholder will do or perform all things required to be done or performed by the Selling Shareholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent and applicable thereto to the delivery of the Shares pursuant to this Agreement.



                  (d) Such Selling Shareholder has executed or will execute a "lock-up" letter as provided in Section 5(n) above and, except for the sale of Shares to the Underwriters pursuant to this Agreement, without your prior written consent, for the period set forth in the lock-up letter will not


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issue, sell, offer or agree to sell, pledge, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, directly or indirectly, any shares of Common Stock or other capital stock of the Company (or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such other capital stock) or publicly disclose the intention to make any such disposition or transfer.

                  (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Shareholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (f) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or of any change in information relating to such Selling Shareholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Shareholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.


         7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:


                  (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.


                  (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.



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                  (c) All the outstanding shares of Common Stock of the Company, including the shares of Common Stock to be sold by the Selling Shareholder, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and as of the Closing Date the capital stock of the Company will conform to the description thereof in the Registration Statement and the Prospectus.



                  (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").



                  (e) The Company's only subsidiaries (the "Subsidiaries") are listed in Exhibit 21.1 to the Registration Statement. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, free and clear of any lien, adverse claim, security interest, or other encumbrance. The Company does not own any capital stock or other ownership interests in any corporation, partnership, limited liability company, joint venture or other legal entity other than in the Subsidiaries.



                  (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or the Subsidiaries, or to which the Company, the Subsidiaries or any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.



                  (g) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over



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


the Company or any Subsidiary (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound (except where any such default or defaults, singly or in the aggregate, would not have a Material Adverse Effect).



                  (h) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act, compliance with the securities or Blue Sky laws of various jurisdictions and compliance with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary or (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound (except for such conflicts, breaches or defaults for which waivers or consents have been obtained), or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their respective property or assets is subject, in each case except for such conflicts, breaches, defaults, violations or encumbrances the existence of which, or such consents, approvals, authorizations or orders, the absence of which, would not, singly or in the aggregate, have a Material Adverse Effect or adversely affect the power, authority or ability of the Company to consummate the transactions contemplated hereby in any material respect.


                  (i) The accountants, KPMG Peat Marwick LLP, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                  (j) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.


                  (k) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to judicial discretion , and (iii) rights to indemnity and contribution hereunder may be limited by federal or state securities laws and the public policy underlying such laws.



                  (l) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any Subsidiary, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole. Except as disclosed in or contemplated by the Prospectus, since the date of the last audited financial statements included in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.



                  (m) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it (with respect to which personal property is material to the business of the Company and the Subsidiaries taken as a whole), free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement, and all the property described in the Prospectus as being held under lease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases (although no representation is made as to the lessors' title to such property).


                  (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.


                  (o) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the

Prospectus, subject to such qualifications as may be set forth in the Prospectus and except where the failure to have any permit would not have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus and except where the failure to so fulfill or perform its obligations or such revocation or termination would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any Subsidiary.


                  (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


                  (q) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any of the Subsidiaries has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.



                  (r) Each of the Company and the Subsidiaries has filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any of the Subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.


                  (s) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.


                  (t) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or necessary for the conduct of their businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or the Subsidiaries with respect to the foregoing.


                  (u) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries (i) is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (ii) to the knowledge of the Company, owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) to the knowledge of the Company, is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) to the knowledge of the Company, is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.





         8. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter that:


                  (a) The Selling Shareholder now has, and on the Closing Date will have, valid and marketable title to the Shares to be sold by the Selling Shareholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.



                  (b) The Selling Shareholder now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest, or other encumbrance.



                  (c) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to judicial discretion , and (iii) rights to indemnity and contribution hereunder may be limited by federal or state securities laws and the public policy underlying such laws.



                  (d) Neither the execution and delivery of this Agreement by or on behalf of the Selling Shareholder nor the consummation of the transactions herein contemplated by or on behalf of the Selling Shareholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act, such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares or such as may be required by the NASD, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is or may be bound or to which any of the Selling

Shareholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to the Selling Shareholder or to any property or assets of the Selling Shareholder, in each case except for such conflicts, breaches, defaults, violations or encumbrances the existence of which, or such consents, the absence of which, would not, singly or in the aggregate, have a Material Adverse Effect or affect the power, authority or ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement.



                  (e) The Registration Statement and the Prospectus, insofar as they relate to the Selling Shareholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.



                  (f) The Selling Shareholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.



                  (g) The Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.



         9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such

Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.



                  (b) The Selling Shareholder agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prepricing Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company or any Underwriter by the Selling Shareholder specifically for use in the preparation thereof; provided, however, that the indemnification contained in this paragraph
(b) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Selling Shareholder may otherwise have. Notwithstanding any other provision of this Agreement, the aggregate liability of the Selling Shareholder pursuant to all provisions of this Agreement shall be limited to an amount equal to the aggregate public offering price of the shares sold by such Selling Shareholder, less commissions received by the Underwriters.



                  (c) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Selling Shareholder, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such

Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel in writing delivered to the indemnifying parties that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.



                  (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Shareholder and its executor, and any person who controls the Company or the Selling Shareholder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to each Underwriter, but only with respect to (i) information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto or (ii) from the failure of any Underwriter within the time required by the Act and the regulations thereunder to send or deliver a copy of the Prospectus to the person asserting any such losses, claims, damages, liabilities or expenses and the Prospectus corrects any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in a Prepricing Prospectus, unless such failure is the result of the Company not delivering copies of the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such sending or delivery. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, the Selling Shareholder, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (d), such Underwriter shall have the rights and duties given to the Company by paragraph (c) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, the Selling Shareholder, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (c) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.



                  (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (b) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Shareholder or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Shareholder, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.



                  (f) The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. The obligations of the Selling Shareholder to contribute pursuant to this Section 9 shall be subject to the limitation contained in paragraph 9(b) above with respect to the maximum aggregate liability of the Selling Shareholder under or in connection with this Agreement. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.



                  (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.



                  (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid monthly by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Shareholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or the Selling Shareholder or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, to the Company, its directors or officers, or any person controlling the Company or to the Selling Shareholder, its executor or any other person controlling the Selling Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.


         10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:


                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.


                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or the Selling Shareholder which makes any statement made in the Prospectus untrue in any material respect or which, in the reasonable opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein(in light of the circumstances under which they were made) not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.



                  (c) You shall have received on the Closing Date an opinion of Locke Purnell Rain Harrell (A Professional Corporation), counsel for the Company and the Selling Shareholder, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:



                           (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify does not have a Material Adverse Effect;



                           (ii) Each of the Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance and, to the best knowledge of such counsel after reasonable inquiry, the Company does not own any capital stock or other ownership interests in any corporation, partnership, limited liability company, joint venture or other legal entity other than in the Subsidiaries;

                           (iii) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";



                           (iv) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued and are fully paid and nonassessable;



                           (v) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights or, to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;



                           (vi) The form of certificates for the Shares conforms to the requirements of the Texas Business Corporation Act;


                           (vii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);


                           (viii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to or affecting creditors' rights generally and by general equitable principles and judicial discretion;



                           (ix) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus, in each case except for such violation or default that would not, singly or in the aggregate, have a Material Adverse Effect or adversely affect the power, authority or ability of the Company to fulfill its obligations hereunder;



                           (x) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof, nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary or any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound that is an exhibit to the Registration Statement, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary, nor will any such action result in any violation of any existing law or regulation, or any violation of any ruling (assuming compliance with all applicable state securities and Blue Sky laws and the requirements of the NASD), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, any Subsidiary or any of their respective properties, in each case except for such conflict, breach, default, violation, lien charge or encumbrance that would not, singly or in the aggregate, have a Material Adverse Effect or affect the power, authority or ability of the Company to fulfill its obligations hereunder;



                           (xi) To the best knowledge of such counsel after reasonable inquiry, no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act, or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares or such as may be required by the NASD) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;


                           (xii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;


                           (xiii) To the best knowledge of such counsel after reasonable inquiry, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any Subsidiary, or to which the Company, any Subsidiary or any of their property is subject, which are of a character required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments relating to the Company or the Subsidiaries of a character that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

                           (xiv) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;



                           (xv) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, or administrative or governmental rule or regulation applicable to the Company or the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries, which violation or decree is of a character required to be described in the Registration Statement and is not so described;



                           (xvi) This Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms;


                           (xvii) To the knowledge of such counsel, the Selling Shareholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to the Shares which such Selling Shareholder has agreed to sell pursuant to this Agreement;


                           (xviii) The execution and delivery of this Agreement by the Selling Shareholder and the consummation of the transactions contemplated hereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which the Selling Shareholder is a party or by which it or any of its assets or property is bound, or any court order or decree or any law, rule, or regulation applicable to the Selling Shareholder or to any of the property or assets of the Selling Shareholder, in each case except for such conflict, default, breach or violation that would not adversely affect the power, authority or ability of the Selling Shareholder to fulfill its obligations hereunder.



                           (xix) Upon the delivery of and payment for the Firm Shares as contemplated hereby, each of the Underwriters who has acquired Firm Shares from the Selling Shareholder without notice of any adverse claim within the meaning of Chapter 8 of the Texas Uniform Commercial Code will acquire the Firm Shares being sold by the Selling Shareholder on the Closing Date, free of any adverse claim.



                           (xx) To the best knowledge of such counsel after reasonable inquiry, each of the Company and the Subsidiaries has all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect) to own its properties and to conduct its business as now being conducted, as described in the Prospectus;

                           (xxi) To the best knowledge of such counsel after reasonable inquiry, except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and



                           (xxii) To the best knowledge of such counsel after reasonable inquiry, except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.



         In addition, such counsel shall state that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof but has made no independent check or verification thereof (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).



         In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company, each dated the Closing Date, and may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company, provided that (A) each such local counsel is acceptable to the Representatives (it being agreed that the firm of Sprouse Smith & Rowley, PC is acceptable to the Representatives, (B) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is in form and substance satisfactory to them and their counsel, and (C) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.


                  (d) You shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to you, as

Representatives of the several Underwriters, with respect to the matters referred to in clauses (iv), (vi), (vii), (xi) and (xxiv) of the foregoing paragraph (c) and such other related matters as you may request.

                  (e) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from KPMG Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by you.


                  (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(f) and in Section 10(g) hereof.



                  (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.



                  (h) All the representations and warranties of the Selling Shareholder contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the Selling Shareholder to the effect set forth in this Section 10(h) and in Section 10(i) hereof.



                  (i) The Selling Shareholder shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (j) The Shares shall have been listed or approved for listing upon notice of issuance on the Nasdaq National Market.


                  (k) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.



         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.



         Any certificate or document signed by any officer of the Company or the Selling Shareholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Selling Shareholder, as the case may be, to each Underwriter as to the statements made therein.



         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.



         11. Expenses. The Sellers (in proportion to the number of Shares being offered by each of them, including any Additional Shares which the Underwriters shall have elected to purchase) agree to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (a) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (b) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (c) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (d) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (e) the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (f) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (g) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (h) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares;

and (i) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholder.



         12. Effective Date of Agreement. This Agreement shall become effective:
(a) upon the execution and delivery hereof by the parties hereto; or (b) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Shareholder.


         If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Shareholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (a) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (b) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or (c) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.


         14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, third and tenth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.



         15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (a) if to the Company, at the office of the Company at 3601 Plains Boulevard, Suite #1, Amarillo, Texas 79102, Attention:
John H. Marmaduke, President and Chief Executive Officer; or (b) if to the Selling Shareholder, at the office of the Company at 3601 Plains Boulevard, Suite #1, Amarillo, Texas 79102, Attention: John H. Marmaduke, Independent Executor, or (c) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention:
Manager, Investment Banking Division.


         This Agreement has been and is made solely for the benefit of the several Underwriters, the Selling Shareholder, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the several Underwriters.

                                     Very truly yours,

                                     HASTINGS ENTERTAINMENT, INC.



                                     By:
                                        -------------------------------------
                                        Chairman of the Board



                                     ESTATE OF SAM MARMADUKE





                                     By:
                                        -------------------------------------
                                        John H. Marmaduke
                                        Executor




                                     Confirmed as of the date first above
                                     mentioned on behalf of themselves and the other several Underwriters named in Schedule II hereto.

                                     SMITH BARNEY INC.
                                     A.G. EDWARDS & SONS, INC.

                                     As Representatives of the Several
                                     Underwriters


                                     By:      SMITH BARNEY INC.



                                     By:
                                        -------------------------------------
                                                Managing Director

                                   SCHEDULE I

                          HASTINGS ENTERTAINMENT, INC.





                                                                              NUMBER OF
                              UNDERWRITER                                    FIRM SHARES
                              -----------                                    -----------
Smith Barney Inc......................................................
A.G. Edwards & Sons, Inc..............................................
Furman Selz LLC.......................................................


                   Total..............................................

REGISTERED ACCT NAME                                                    AUTHORIZED VOTER

James B Crawley & Mary  Crawley TR UA Dec 26 89 James
   B  Crawley Rev. Trust                                                Crawley, J. B.
Peter A Dallas                                                          Dallas, P
Dwain DePrang & Kathy DePrang Jt Ten                                    Deprang, Dwain & Kathy
Dwain DePrang Cust Cody Paris UNIF Transfers Min Gift Tx                Deprang, Dwain
Wendy Edmondson                                                         Edmondson, W.
Edwards Family Limited Partnership                                      Edwards, G.
Enerpipe Corporation                                                    Brister, Mike
J. P. English                                                           English, J.P.
Fagan Cattle Co                                                         Fagan, P.
Richard Faust                                                           Faust, R.
Annette Ferguson                                                        Ferguson, A.
First Presbyterian Church                                               Don Singleton, Bus. Mr.
Kira Florita                                                            Florita, K.
Tyler Dean Frazer                                                       Frazer, T. D.
Mike Garner                                                             Garner, M
Gilliland Group Family Partnership                                      Gilliland, B.
GMHA Ltd                                                                MCA Realty Co., Gen Ptnr, Robert Cunningham, VP
Cheryl A Godfrey                                                        Godfrey, C.
Gaines Godfrey                                                          Godfrey, G.
John B. Godfrey                                                         Godfrey, J.
Robert B. Godfrey                                                       Godfrey, R.
Boatmen's Trust Co of Texas TR UA Dec 29 82 Nita J Griffin
   FBO Bradley F Bacewell III                                           Wilhite, Jim
Boatmen's Trust Co of Texas TR UA Oct 01 84 Nita J Griffin
   FBO Juanita Elaine Bracewell                                         Wilhite, Jim
Boatmen's Trust Co of Texas TR UA Aug 26 86 Nita J Griffin
   FBO Mary Elizabeth Bracewell                                         Wilhite, Jim
Nita J Griffin                                                          Griffin, N. J.
Paige S Griffin                                                         Grifffin, P.
William T. Griffin, Jr                                                  Griffin, W. T. Jr.

REGISTERED ACCT NAME                                                    AUTHORIZED VOTER

Carl D. Hare                                                            Hare, Carl D.
Michael Harris & Jo Ellen Harris Jt Ten                                 Harris, M. & JE.
James Frederick Harter                                                  Harter, J. F.
John Michael Harter                                                     Harter, J. M.
Matthew Curry Harter                                                    Harter, M.C.
Hastings Books Music & Video Inc Assoc Stock Ownership Plan & Trust     Trustee
Kim Hatfield TR UA Mar 3 93 S K Hatfield Revocable Trust                Hatfield, K.
Hollis Hill                                                             Hill, Hollis
Phillip Hill                                                            Hill, P.
Robert C Hill                                                           Hill, Robt. C.
Alan Hirschfield TR UA Oct 29 89 Alan J Hirschfield Living Trust        Hirschfield, A.
Jerry Hopkins                                                           Hopkins, J.
Margaret Indeck                                                         Indeck, M.
JJOB Corporation                                                        Shareholder
Chris Keenan & Holly Keenan JtTen                                       Keenan, C & H
We Three Kings                                                          King, Charles
Melba S Knowles                                                         Knowles, Melba s
KNSB Ltd                                                                NEVEX, Inc., Gen Ptner, Brent Allen, Pres.
Frank A Ladd                                                            Ladd Frank
John FrancIs Ladd                                                       Ladd, Frank
William G Landess                                                       Landess,William
Craig Lentzsch                                                          Lentzsch, C.
Craig Lentzsch Tr UA Lentzsch Special Trust 1                           Lentzsch, C.
Jules & Rhoda Leshansky                                                 Leshansky,Jule & Carol
William B Longest                                                       Longest, William B
James D. Mann                                                           Mann, J.
Joseph F Mansfield                                                      Mansfield, J.
Carol A Manz                                                            Manz, C.
Boatmens First National Bank of Amarillo cust Samuel
   B. Marmaduke UNIF Gift Min Act Tx                                    Wilhite, Jim

REGISTERED ACCT NAME                                                             AUTHORIZED VOTER

Boatmens First National Bank of Amarillo Tr Meredith
   Marmaduke Frazer Trust 1991                                                   Wilhite, Jim
Boatmen's Trust Co of Texas Tr UA Margaret Hart Marmaduke
   Trust 1992-1                                                                  Wilhite, Jim
Boatmen's Trust Co of Texas Tr UA Owen Miles Marmaduke
   Trust 1992-1                                                                  Wilhite, Jim
Boatmen's Trust Co of Texas TR UA Samuel Bennett Marmaduke
   Trust 1992-1                                                                  Wilhite, Jim
Boatmen's Trust Co of Texas Tr FBO Andrea Michelle Marmaduke
   Finney Trust 1991                                                             Wilhite, Jim
Andrea Marmaduke Finney                                                          Finney, A. M.
First National  Bank TR UA Quinton Marmaduke 1989 Trust                          Wilhite, Jim
First National  Bank TR UA McCall Taylor Frazer 1991 Trust                       Wilhite, Jim
First National Bank TR UA Meredith Marmaduke Frazer 1991 Trust                   Wilhite, Jim
First National Bank Tr UA Andrea Marmaduke Finney 1991 Trust                     Wilhite, Jim
First National Bank Tr UA Owen Marmaduke 1989 Trust                              Wilhite, Jim
First National Bank Tr UA Margaret Marmaduke 1989 Trust                          Wilhite, Jim
First National Bank Tr UA Samuel Marmaduke 1989 Trust                            Wilhite, Jim
First National Bank Tr UA Aaron Finney 1992 Trust                                Wilhite, Jim
Meredith Marmaduke Frazer                                                        Frazer, M. M.

REGISTERED ACCT NAME                                                    AUTHORIZED VOTER

John H Marmaduke Family Limited Partnership                             Marmaduke, J. H.
Stephen S. Marmaduke Family Limited Partnership                         Marmaduke, S. S.
John Marmaduke Ex Est Sam Marmaduke                                     Marmaduke, J. H. EX
John H Marmaduke                                                        Marmaduke, J. H.
Martha A Marmaduke                                                      Marmaduke, M. (Marty)
Margaret Hart Marmaduke                                                 Marmaduke, M. Hart (Meg)
Owens Miles Marmaduke                                                   Marmaduke, O. M
Shelley R. Marmaduke                                                    Marmaduke, S.
Stephen S. Marmaduke                                                    Marmaduke, S. S.
Stanley Marsh 3 Special Trust                                           Marsh, S.
Stanley Marsh & Wendy Marsh Jt Ten                                      Marsh, S. & W.
Stanley Marsh 3 - Dorchester                                            Marsh 3, S.
Rachel Marie Massey                                                     Massey, Rachel
Jerry McClenagan & Martha McClenagan Jt Ten                             McClenagan, J & M
Dennis McGill & Julie McGill Jt Ten                                     McGill, D & J
Dorothy McGowen                                                         McGowen, D
Jerry McKee                                                             McKee, J
Ann McNeer                                                              McNeer, A
Nancy McNeer                                                            McNeer, N.
Walter NcNeer Cust Amy McNeer UNIF Transfers Min Act TX                 McNeer, W. Cust
Walter McNeer Cust Kate McNeer UNIF Transfers Min Act TX                McNeer, W. Cust
Walter McNeer Cust Sara McNeer UNIF Transfers Min Act TX                McNeer, W. Cust
Walter NcNeer                                                           McNeer, W.
Ron McVean                                                              McVean
Howard Miller                                                           Miller, Howard
C. W. Millikin & Margaret Millikin Jt Ten                               Millikin, Bill & Margaret

REGISTERED ACCT NAME                                                    AUTHORIZED VOTER

Merrill Lynch Pierce Fenner & Smith Cust Helen Morris Moore IRA         Moore, Helen
Boatmen's Trust Co of Texas FBO Roy Wayne Moore Rollover IRA            Moore, Roy Wayne
Merrill Lynch Pierce Fenner & Smith Cust Roy Wayne Moore IRA            MLPFS
Wayne Moore Tr UA Dec 2 94 Wayne Moore Trust                            Moore, W.  TTEE
Morris G Moreland                                                       Moreland, Morris G.
William J Morey                                                         Morey, William J
John Mozola                                                             Mozola, J.
A Curtis Neal                                                           Neal, A. Curtis
Frank Nelson                                                            Nelson, F.
William Nelson                                                          Nelson, William Rod
NMMI Foundation                                                         Executive Dir.
Dan M Novak                                                             Novak, D. M.
Craig Odanovich & Cathie  Odanovich Jt Ten                              Odanovich, C. & C.
Harold Okinow                                                           Okinow, H.
Jane Ostrowski                                                          Ostrowski, J.
Virgil A Pate                                                           Pate, V. A.
Betty Patterson                                                         Patterson, Betty
Eddie L Perry                                                           Perry, E. L.
Ronald L Perry                                                          Perry, R.
Harry Phillips                                                          Phillips, H.
Pierce Energy Corporation                                               Pierce, B. W.
Brenda Pierson-Kuykendall                                               Pierson-Kuykendall, B
Plains & Co                                                             BFNB
Playa Petroleum                                                         Barton, B.
Don Powell                                                              Powell, D.
Rogers Commercial Properties Profit Sharing Plan & Trust                Rogers, TTEE, Carroll W.
Theresa Rooney                                                          Rooney, Theresa
John B Welch TR UA Dec 22 95 Laurie A Schneider Trust 1995              Welch, John
John B Welch TR UA Dec 22 95 Molly C Schneider Trust 1995               Welch, John

REGISTERED ACCT NAME                                                    AUTHORIZED VOTER
Robert Schneider                                                        Schneider, R
Robert C. Schneider Tr UA Oct 23 94 Laurie A Schneider Trust            Schneider, R. C.
Robert C. Schneider Tr UA Jun 1 96 Molly C Schneider Trust              Schneider, R. C.
Boatmens Trust Co of Texas FBO Maurice Schooler Defined
   Benefit Plan                                                         Trustee
Sherry Scoggins                                                         Scoggins, S
Goldman Sachs & Co FBO Edward Scott IRA                                 Goldman Sachs
Edward Scott                                                            Scott, E.
Edgar Sellers                                                           Sellers, E.
Carol A Sharber                                                         Sharber, Carol
J Malcolm Shelton Special Trust                                         Shelton, J. Malcolm
Greg L Shrader & Laura T Shrader Jt Ten                                 Shrader, Greg & Laura
Merrill Lynch Pierce  Fenner & Smith, Jeff Shrader, IRA
Merrill Lynch Pierce Fenner & Smith Cust Devonian Shale Joint
   Venture Defined Benefit Plan FBO Jeffrey Shrader                     Shrader, Jeffrey
Jeff Shrader                                                            Shrader, J.
Mark J Shrader & Arleen C. Shrader Jt Ten                               Shrader, Mark & Arleen
Scott Eugene Shrader & Carrie Sibley Shrader Jt Ten                     Shrader, Scott & Carrie
Jack Sisemore Tr UA Jul 15 93 Sisemore Family Trust B                   Sisemore, Jack
Jerry Smith                                                             Smith, J.
A C Smith Tr UA                                                         Smith, A.C.
John Sobieski                                                           Sobieski, J.
Roxanne Conant-Spradlin                                                 Conant-Spradlin, R
Spradlin Investments                                                    Spradlin, S.
(p/o Spradlin Inv)                                                      Dave
St. Mary's Church                                                       Smyer, Monsignor
Stegall Limited Partnership                                             Stegall, R.

REGISTERED ACCT NAME                                                    AUTHORIZED VOTER

Merrill Lynch Pierce Fenner & Smith Cust Julie Storm IRA                Storm, Julie
Merrill Lynch Pierce Fenner & Smith Cust Chris Storm IRA                Storm, Chris
Chris Storm Tr UA Nov 18 85 Andrew M Storm Trust                        Storm, Chris
Julie P Storm                                                           Storm, J. P.
Chris Storm TR UA Nov 18 85 Christopher Storm Jr Trust                  Storm, Chris
Chris Storm Tr UA Nov 18 85 George M Storm Trust                        Storm, Chris
Danny Striley                                                           Striley, D.
Merrill Lynch Pierce Fenner & Smith Cust FBO Wayne P
   Sturdivant IRA                                                       MLPFS

Jeff E Tankersley                                                       Tankersley, J
Tankersley Family Limited Partnership                                   Tankersley, J.
Michael Terk                                                            Terk, Michael
Renee G. Ticknor                                                        Ticknor, R.
Toothacres Partnership                                                  Houston, J. DDS
Sandra Vandivere                                                        Vandivere, S.
Alan VanOngevalle                                                       VanOngevalle, Alan
Robert Volpe                                                            Volpe, R.
Richard Ware                                                            Ware, Richard
Diane Weidling                                                          Weidling, Diane
John Richard Weidling                                                   Weidling, John R
David L Weir                                                            Weir, D. L.
John B Welch & Debra Welch Jt Ten                                       Welch, John B & Debra
John G Whinery                                                          Whinery, Jr., J.
John Whinery Sr.                                                        Whinery, Sr., J.
Thomas Van Whinery TR UA Jun 14 95 Andrew David Whinery Trust 1995      Whinery, Thomas
Thomas Van Whinery TR UA Jun 14 95 Chester John Ostrowski Trust         Whinery, Thomas

REGISTERED ACCT NAME                                                                 AUTHORIZED VOTER

Thomas Van Whinery TR UA Jun 14 95 Claire Ann Whinery Trust 1995                     Whinery, Thomas
Thomas Van Whinery TR UA Jun 14 95 Graham David Ostrowski Trust 1995                 Whinery, Thomas
Thomas Van Whinery TR UA Jun 14 95 Lisa Kate Whinery Trust 1995                      Whinery, Thomas
Thomas Van Whinery TR UA Jun 14 95 Matthew John Whinery Trust 1995                   Whinery, Thomas
Thomas Van Whinery TR UA Jun 14 95 Sara Jane Ostrowski Trust 1995                    Whinery, Thomas
Tom V Whinery                                                                        Whinery, T. V.
Mark White                                                                           White, M.
Barbara Harter Whitton                                                               Whitton, B. H.
James G F Whitton Jr                                                                 Whitton, J. F.
Richard Williamson                                                                   Williamson, C.
Marilyn McCrary Wilson                                                               Wilson, M. McC
Kelly Wood                                                                           Wood, Kelly
Michael J Woods                                                                      Woods, M. J.
Hastings Entertainment, Inc. - Tsy                                                   McGill, D
Merrill Lynch Pierce Fenner & Smith Cust C. Taylor Yoakam IRA                        Yoakam, C. Taylor